UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

1200 West Platt Street, Suite 1000 Tampa, Florida 33606 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into Material Definitive Agreement.

On December 1, 2021, LM Funding America, Inc. (the “Company”) entered into a Secured Promissory Note and Loan Agreement (the “Note”) with Symbiont.io, Inc., a Delaware corporation (“Symbiont”). Pursuant to the terms of the Note, the Company agreed to make loans to Symbiont in an aggregate principal amount of up to $3,000,000.00 (the “Loans”) to be used by Symbiont for working capital purposes. The Company funded the first loan to Symbiont in the amount of $2,000,000.00 simultaneously with the execution of the Note and, upon the occurrence of certain triggering events, may loan to Symbiont up to an additional $1,000,000.00. The outstanding principal amount of the Loans will bear interest at a rate of 16% per annum. The outstanding principal, plus any accrued and unpaid interest, becomes due and payable on December 1, 2022. The Note is secured by a first priority perfected security interest in the assets of Symbiont.

Concurrently with the execution of the Note, the Company and Symbiont entered into a First Refusal and Purchase Option Agreement, dated December 1, 2021 (the “ROFR Agreement”), to provide the Company with certain rights relating to the potential purchase of the capital stock or assets of Symbiont. Pursuant to the terms of the ROFR Agreement, in the event that Symbiont expects to accept a third-party offer that would result in a sale of Symbiont, then the Company will have the first right and option to purchase, upon the same terms and conditions as the third-party offer, the assets or capital stock of Symbiont, subject to certain terms and exclusions as described in the ROFR Agreement.  The Company’s rights under the ROFR Agreement are assignable to third parties. The ROFR Agreement will expire on December 1, 2022.

Also on December 1, 2021, Symbiont issued to the Company a Common Stock Warrant (the “Warrant”) in connection with the Note. The Warrant entitles the Company to purchase from Symbiont up to 700,000 fully paid and nonassessable shares of Common Stock, par value $0.0001 per share, of Symbiont (the “Common Stock”). The Warrant is immediately exercisable at a purchase price of $3.0642 per share of Common Stock, subject to adjustment in certain circumstances, and will expire on 4:00 p.m. Eastern Time on December 1, 2026. The Warrant includes anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price of the Warrant, with certain exceptions.

The foregoing descriptions of the Note, the ROFR Agreement, and the Warrant, which are each effective as of December 1, 2021, are summary in nature and are each qualified by reference to the full text of each respective agreement, copies of which are attached as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Secured Promissory Note and Loan Agreement
10.2	First Refusal and Purchase option Agreement
10.3	Common Stock Warrant

EX-104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties.   Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Dated: December 7, 2021